UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
October 25, 2024
Date of Report (Date of earliest event reported)
Essential Properties Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-38530	82-4005693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

902 Carnegie Center Boulevard, Suite 520		08540
Princeton, New Jersey		(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (609) 436-0619
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EPRT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01 Other Events.
On October 25, 2024, Essential Properties Realty Trust, Inc. (the “Company”) and Essential Properties, L.P. (the “Operating Partnership”) entered into an ATM Equity Offering Sales Agreement (the “Sales Agreement”) with BofA Securities, Inc., Barclays Capital Inc., BMO Capital Markets Corp., BNP Paribas Securities Corp., Capital One Securities, Inc., Citigroup Global Markets Inc., Evercore Group L.L.C., Goldman Sachs & Co. LLC, Huntington Securities, Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, Nomura Securities International, Inc., Raymond James & Associates, Inc., Scotia Capital (USA) Inc., Stifel, Nicolaus & Company, Incorporated, TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC (each, an “Agent” and, collectively, the “Agents”) and the Forward Purchasers (as defined below), providing for the offer and sale of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), having an aggregate gross sales price of up to $750.0 million (the “Shares”), through the Agents, as its sales agents or, if applicable, as forward sellers, or directly to the Agents as principals. Upon entry into the Sales Agreement, the Company terminated its prior at-the-market offering program pursuant to the ATM Equity Offering Sales Agreement dated as of June 17, 2024 (the “Prior Sales Agreement”), entered into with the agents and forward purchasers named therein. At the time of the termination of the Prior Sales Agreement, an aggregate gross sales price of $160.0 million of the Common Stock remained unsold under the Prior Sales Agreement.
The Shares may be offered and sold in amounts and at times to be determined by the Company from time to time. Actual offers and sales, if any, will depend on a variety of factors to be determined by the Company and the Agents from time to time, including, among other things, market conditions, the trading price of the Common Stock, capital needs and determinations by the Company of the appropriate sources of its funding.
Sales of the Shares, if any, made pursuant to the Sales Agreement may be sold in negotiated transactions, including block trades, or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), by means of ordinary brokers’ transactions at market prices prevailing at the time of sale, including sales made directly on the New York Stock Exchange, sales made to or through a market maker and sales made through other securities exchanges or electronic communications networks.
The Agents are not required to sell any specific number or dollar amount of Shares but have agreed to use their commercially reasonable efforts, consistent with their normal trading and sales practices and applicable law and regulations, as the Company’s sales agents or as forward sellers, and subject to the terms of the Sales Agreement and, in the case of shares offered through such Agents as forward sellers, the relevant forward sale agreement, to sell the shares of Common Stock, as instructed by the Company and, in the case of shares offered through such Agents as forward sellers, the relevant Forward Purchaser. The shares of Common Stock offered and sold through the Agents, as the Company’s sales agents or as forward sellers, pursuant to the Sales Agreement will be offered and sold through only one Agent at any given time.
The Sales Agreement provides that an Agent will be entitled to a commission that will not exceed, but may be lower than, 2.0% of the gross sales price of all Shares sold through it as Agent. Under the terms of the Sales Agreement, the Company may also sell Shares to one or more Agents as principal, at a price per share to be agreed upon at the time of sale. If the Company sells Shares to one or more of the Agents as principal, it will enter into a separate terms agreement with such Agent or Agents, as the case may be, setting forth the terms of such transaction. In connection with each forward sale agreement, the applicable Agent, as forward seller, will receive a commission, in the form of a reduction to the initial forward price under the related forward sale agreement, at a mutually agreed rate that will not exceed, but may be lower than, 2.0% of the gross sales price per share of the borrowed shares of

Common Stock sold through such Agent, as forward seller, during the applicable forward selling period for such shares (subject to certain possible adjustments to such gross sales price for daily accruals and any quarterly dividends having an “ex-dividend” date during such forward selling period).
The Sales Agreement contemplates that, in addition to the issuance and sale by the Company of Shares to or through the Agents, the Company may enter into separate forward sale agreements with BofA Securities, Inc., Barclays Capital Inc., BMO Capital Markets Corp., BNP Paribas Securities Corp., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Huntington Securities, Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, Nomura Securities International, Inc., Raymond James & Associates, Inc., Scotia Capital (USA) Inc., Stifel, Nicolaus & Company, Incorporated, TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, or one of their respective affiliates (in such capacity, the “Forward Purchasers”). If the Company enters into a forward sale agreement with any Forward Purchaser, the Company expects that such Forward Purchaser (or its affiliate) will attempt to borrow from third parties and sell, through the relevant Agent, acting as sales agent for such Forward Purchaser, shares of its Common Stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. The Company will not receive any proceeds from any sale of Shares borrowed by a Forward Purchaser (or its affiliate) and sold through a forward seller.
The Company currently expects to fully physically settle each forward sale agreement, if any, with the relevant Forward Purchaser on one or more dates specified by the Company on or prior to the maturity date of such forward sale agreement. The Company will generally have the right, subject to certain exceptions, to elect to cash settle or net share settle all or any portion of its obligations under such forward sale agreement. If the Company elects or is deemed to have elected to physically settle any forward sale agreement by delivering shares of its Common Stock, the Company will receive an amount of cash from the relevant Forward Purchaser equal to the product of (1) the forward price per share under such forward sale agreement and (2) the number of shares of Common Stock as to which the Company has elected or is deemed to have elected physical settlement, subject to the price adjustment and other provisions of such forward sale agreement. Each forward sale agreement will provide that the forward price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread. In addition, the forward price will be subject to decrease on certain dates specified in the relevant forward sale agreement by the amount per share of quarterly dividends the Company expects to declare on its Common Stock during the term of such forward sale agreement. If the specified daily rate is less than the applicable spread on any day, the interest rate factor will result in a daily reduction of the forward price.
The Company intends to contribute any net proceeds it receives from the issuance and sale by the Company of any shares of its Common Stock to or through the Agents and from any forward sale agreement to the Operating Partnership in exchange for common units of the Operating Partnership. The Operating Partnership intends to use such net proceeds for general corporate purposes, which may include repaying or repurchasing indebtedness (including amounts outstanding from time to time under the Company’s credit facility or term loans), working capital and capital expenditures, and potential future investments.
Any Shares that may be offered and sold pursuant to the Sales Agreement will be offered and sold pursuant to a prospectus supplement, dated October 25, 2024 and the related prospectus, dated June 17, 2024, forming part of the Company’s shelf registration statement on Form S-3 (Registration No. 333-280265), filed with the SEC on June 17, 2024. An opinion of Venable LLP with respect to the validity of shares of the Common Stock that may be issued and sold pursuant to the prospectus supplement and the related prospectus is filed herewith as Exhibit 5.1.
This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.
The foregoing description of the Sales Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Sales Agreement (including such form of forward sale agreement included therein), which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Exhibit
1.1	ATM Equity Offering Sales Agreement dated October 25, 2024

5.1	Opinion of Venable LLP

23.1	Consent of Venable LLP (contained in opinion filed as Exhibit 5.1 hereto)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 25, 2024

Essential Properties Realty Trust, Inc.

By:	/s/ Mark E. Patten
Mark E. Patten
Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary